Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     Subject to Completion Dated ____, 1996

Prospectus Supplement
(To Prospectus Dated ____, 1996)

                     Trust Certificates, Series 1996 -- [  ]
            $ [Notional Amount] [(Approximate)], Class Certificates,
                     [______%] [Variable] Pass Through Rate
            $ [Notional Amount] [(Approximate)], Class Certificates,
                     [______%] [Variable] Pass Through Rate
                       Southpoint Structured Assets, Inc.
                                   Depositor

     Each Trust Certificate Series 1996 -- [__________] offered hereby will consist of classes of Certificates, designated as Class Certificates[,] [and] Class Certificates [and list others], [all] of which [only the Class Certificates[,] [and] Class Certificates [and list others]] (collectively, the "Certificates") and will represent a fractional undivided beneficial interest in the Series 1996 -- [_________] Trust (the "Trust") to be formed pursuant to the Trust Agreement dated as of [ ], between Southpoint Structured Assets, Inc. (the "Depositor") and [_________], as trustee (the "Trustee"), as supplemented by the Series 1996 -- [________] Supplement dated as of [_______], (collectively, the "Trust Agreement"). The property of the Trust will consist in part of [$][_______] aggregate principal amount of [a (______%) [floating rate] [specify publicly issued debt security] due of [specify issuer]] [a pool of [________%] [floating rate] publicly issued debt securities having a term of [not less than years and not more than years] issued by one or more corporations, banking organizations, or insurance companies organized under the laws of the United States or any State [(other than the Retained Interest referred to herein)] (collectively, the "Underlying Securities"), and having the characteristics described herein under "Description of the Deposited Assets." Terms used but not otherwise defined herein are defined in the Prospectus attached hereto (the "Prospectus").

     The Underlying Securities will be acquired by the Depositor and, pursuant to the Trust Agreement, deposited into the Trust for the benefit of Certificateholders. [The Underlying Securities were issued and sold as part of an underwritten public offering in [________].] The Underlying Securities are obligations of the Underlying Securities Issuer and [explain whether senior or subordinate, whether secured or unsecured and whether subject to any redemption or put rights]. [Describe any required principal payments of Underlying Securities.]

     Distributions on the Certificates will be made [monthly] [quarterly] [semi-annually] on [[______] of each year] [to be conformed to interest payment dates for Underlying Securities], or, if any such date is not a business day, then on the immediately following business day (each, a "Distribution Date") commencing [_______]. The last day on which distributions are scheduled to be made on the Certificates is [________] (the "Final Distribution Date"), by which date the holders of the Certificates will receive a distribution of all amounts allocable to principal on such Certificates or, to the extent specified herein, a pro rata share of any remaining Underlying Securities.

     [The Certificates are redeemable in whole on any Distribution Date on or after the _________, 19__ Distribution Date at a price equal to par (the "Redemption Price") plus accrued and unpaid interest, upon exercise of the optional redemption right by the holder of the Call Warrant. See
"RISK FACTORS--MATURITY AND YIELD CONSIDERATIONS" and "DESCRIPTION OF THE CERTIFICATES--OPTIONAL REDEMPTION" herein.]

     [The Certificates have been authorized for listing, upon official notice of issuance, with the [name of exchange].]

     SEE "RISK FACTORS" HEREIN ON PAGES [_] TO [_] AND IN THE PROSPECTUS ON PAGES [*] TO [*].

                 ______________________________________________

     THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS RESPECTIVE AFFILIATES. THE CERTIFICATES DO NOT REPRESENT A DIRECT OBLIGATION OF THE UNDERLYING SECURITIES ISSUER OR ANY OF ITS AFFILIATES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 _____________________________________________

     The Underwriter has agreed to purchase the Certificates from the Depositor at [______]% of the Certificate Principal Balance thereof ($[__________] aggregate proceeds to the Depositor, before deducting expenses estimated at $[__________]) plus accrued interest, if any, at the Pass-Through Rate calculated from [__________], 1996 (the "Expected Settlement Date"), subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "PLAN OF DISTRIBUTION."

     The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "PLAN OF DISTRIBUTION."

     The Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the [specify applicable classes] Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about the Expected Settlement Date.

                             [NAME OF UNDERWRITER]


                                __________, 1996

     As and to the extent described herein, collections received by the Trustee with respect to the Deposited Assets will be distributed to Certificateholders [of each class] in the manner and priority described herein. [The rights of the holders of the Class Certificates [and specify other classes] to receive distributions of such collections are subordinated to the rights of the holders of the Class Certificates [and specify other classes].] As and to the extent described herein, losses realized on the Deposited Assets will be borne by the holders of the Class Certificates [and specify other classes] before such losses will be borne by the holders of the other classes of Offered Certificates [and the Class Certificates [and specify other classes]]. To the extent described herein, the relative priorities of each class of Certificates with respect to collections from and losses on the Deposited Assets may each change over time, either permanently or temporarily, upon the occurrence of certain circumstances specified herein. See "Description of the Certificates--Subordination."

     The Underlying Securities Issuer is not participating in, and will not receive any proceeds in connection with, this offering.

     There is currently no secondary market for the Certificates, and there can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. See "Risk Factors" in the Prospectus.

     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Offered Certificates in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

     The [specify applicable classes] Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for such Certificates only under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates."

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED _______________, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS

AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

     UNTIL ________, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

HEADING                                                          PAGE

SUMMARY OF PRINCIPAL ECONOMIC TERMS............................   S-6

   The Certificates............................................   S-6
   The Underlying Securities...................................   S-8

SUMMARY OF PROSPECTUS SUPPLEMENT...............................   S-9

FORMATION OF THE TRUST.........................................  S-13

RISK FACTORS...................................................  S-14

DESCRIPTION OF THE DEPOSITED ASSETS............................  S-14

   General.....................................................  S-14
   Underlying Securities Indenture.............................  S-17

[DESCRIPTION OF CREDIT SUPPORT]................................  S-19

   [The Letter of Credit.......................................  S-19
   [The Surety Bond............................................  S-20
   [Reserve Account............................................  S-20

YIELD ON THE CERTIFICATES......................................  S-21

DESCRIPTION OF THE CERTIFICATES................................  S-21

   General.....................................................  S-21
   Definitive Certificates.....................................  S-22
   Distributions...............................................  S-22
   [Optional Redemption........................................  S-25
   [Advances...................................................  S-25
   Allocation of Losses........................................  S-25
   [Restrictions on Transfer of the Class [ ] Certificates.....  S-26

DESCRIPTION OF THE TRUST AGREEMENT.............................  S-26

   General.....................................................  S-26
   The Trustee.................................................  S-27
   Events of Default...........................................  S-27
   Voting Rights...............................................  S-28
   Voting of Underlying Securities, Modification of Indenture..  S-28
   Termination.................................................  S-29

CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS..................  S-30

FEDERAL INCOME TAX CONSEQUENCES................................  S-30

   Grantor Trust Certificates..................................  S-31
   Income of Certificate Owners................................  S-31
   Bond Premium................................................  S-35
   Election to Treat All Interest as Original Issue Discount...  S-35
   Modification or Exchange of Underlying Securities...........  S-35
   Deductibility of Trust's Fees and Expenses..................  S-35
   Purchase and Sale of a Certificate..........................  S-36
   Backup Withholding..........................................  S-37
   Foreign Certificate Owners..................................  S-37
   Partnership Certificates....................................  S-37
   Partnership Taxation........................................  S-38
   Discount and Premium........................................  S-39
   Modification or Exchange of Underlying Securities...........  S-39
   Tax Consequences of Other Assets Held by Trust..............  S-39
   Section 708 Termination.....................................  S-39
   Disposition of Certificates.................................  S-40
   Allocations Between Transferors and Transferees.............  S-41
   Section 754 Election........................................  S-41
   Administrative Matters......................................  S-41
   Tax Consequences to Foreign Certificate Owners..............  S-42

[STATE TAX CONSEQUENCES........................................  S-43

ERISA CONSIDERATIONS...........................................  S-43

PLAN OF DISTRIBUTION...........................................  S-45

RATINGS........................................................  S-46

LEGAL OPINIONS.................................................  S-47

INDEX OF TERMS.................................................  S-48

                      SUMMARY OF PRINCIPAL ECONOMIC TERMS

     The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus, including under the headings "Description of the Certificates," "Description of the Underlying Securities" and "Description of Credit Support." Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

The Certificates

The Trust....................  Series 1996-[_]Trust. The Trust will be formed pursuant to the Trust Agreement dated as of [__________] (the "Base Trust Agreement"), between the Depositor and the Trustee, as supplemented by the Series 1996-[ ] Supplement dated as of the Expected Settlement Date (the "Series Supplement" and, together with the Base Trust Agreement, the "Trust Agreement").

Certificates Offered.......... Trust Certificates, Series 1996-[ ], consisting of Class [ ] Certificates [,] [and] Class [ ] Certificates [and specify others] (collectively, the "Certificates").

[Initial Certificate Principal
Balance] [Notional Amount].... Class [ ]: [$][ ]. Class [ ]: [$][ ].

Final Distribution Date....... Class [ ]. Class [ ]. [The actual maturity of each Class may be longer or shorter than the Final Distribution Date.]

Pass-Through Rates............ [The Variable Pass-Through Rates applicable to the calculation of the interest distributable on any Distribution Date on the Certificates [(other than the Class [ ] Certificates)] are equal
                               to           [describe method for determining
                               variable rates]. The initial Variable Pass-
                               Through Rates for the Class [ ] Certificates [,] and [and] the Class [ ] Certificates [and
                               specify others] are approximately   % [,] [and]
                                 % [and  %] per annum, respectively.] [The
                               Pass-Through Rate applicable to the calculation
                               of the interest distributable on any Distribution Date on the

                                       [specify classes] Certificates is fixed
                                       at ___% [and ___%, respectively,] per
                                       annum.]

Deposited Assets...................... The Deposited Assets shall consist of the
                                       Underlying Securities [and describe any
                                       assets which are ancillary or incidental to the Underlying Securities]. See "--THE UNDERLYING SECURITIES" [, "--OTHER DEPOSITED ASSETS"] and "DESCRIPTION OF THE DEPOSITED ASSETS" below.

Original Issue Date................... [ ].

Cut-off Date.......................... [ ].

Distribution Date..................... [ ], commencing [ ].

Record Date........................... The [ ] day immediately preceding each
                                       Distribution Date.

Denominations......................... The Class [ ] Certificates [,] [and]
                                       Class [ ] Certificates [and specify
                                       others] will be available for purchase in minimum denominations of [$][ ] and [integral multiples thereof] [multiples of [$][ ] in excess thereof].

Interest Accrual Periods.............. [Monthly] [Quarterly] [Semi-annually]
                                       (or, in the case of the first Interest
                                       Accrual Period, from and including the
                                       [Original Issue Date] or [Cut-off Date]
                                       to but excluding the first Distribution
                                       Date).

[Optional Redemption.................. On any Distribution Date occurring on or after Distribution Date occurring in
                                       ____________, 19__, the Certificates may be redeemed by the Depositor, in whole only, at a price equal to the Redemption Price.]

[Redemption Price..................... _____________________.]

Form of Security...................... Book-entry Certificates with The
                                       Depository Trust Company ("DTC"), except in certain limited circumstances. See "DESCRIPTION OF THE CERTIFICATES-- DEFINITIVE CERTIFICATES." Distributions thereon will be settled in [immediately available (same-day)] [clearinghouse
                                       (next-day)] funds.

Trustee.........................  [ ], as trustee.

Trustee Fee.....................  [$] payable by the Depositor on the Original
                                  Issue Date.

Administrative Agent............  [ ], as Administrative Agent.

Administrative Agent Fee........  [$], payable by the Depositor on the Original
                                  Issue Date.

Ratings.........................  [ ] by [ ][and [ ] by [ ]]. [Specify specific ratings requirements for particular classes, including the extent to which the issuance of the Certificates of a given class is conditioned upon satisfaction of the ratings of each other class of Certificates.] See "RATINGS."

THE UNDERLYING SECURITIES

Underlying Securities...........  [A [ ]%] [floating rate] [publicly issued debt security due [ ] [A pool of publicly issued debt securities of various issuers, exclusive of the Retained Interest] [in/having] an aggregate principal amount of [$][ ].

Underlying Securities Issuer....  [Specify issuer] [Pool of various domestic corporations, banking organizations and
                                  insurance companies.]

Underlying Securities
Original Issue Date.............  [ ].

Underlying Securities
Final Payment Date..............  [ ].

Amortization....................  [Describe amortization schedule, if any].

Denominations...................  The Underlying Securities are available in minimum denominations of [$][ ] and [integral multiples thereof] [multiples of [$][ ] in excess thereof].

Underlying Securities
Payment Dates...................  [ ], commencing [ ].

Underlying Securities Rate......  [ % per annum.] [A [Weighted Average] rate per annum equal to [specify interest rate formula for debt security].]

Underlying Securities
Interest Accrual Periods.............[Monthly] [Quarterly] [Semi-annually].

Priority.............................[Describe senior or subordinated status of
                                     Underlying Securities].

Security.............................[Describe existence of any security for obligations or state that Underlying
                                     Securities are unsecured].

Redemption/Put/Other Features........[Describe existence of any redemption, put or other material features applicable to the Underlying Securities].

Form of Underlying Securities........Book-entry debt securities with DTC [listed on the [New York] [American] Stock Exchange
                                     [specify other listing]].

Underlying Securities Trustee
[Fiscal and Paying Agent]............[ ]. The Underlying Securities have been issued pursuant to [an indenture dated as
                                     of [ ], 19[ ] (the "Indenture"), between
                                     the Underlying Securities Trustee and the
                                     Underlying Securities Issuer].
Ratings of the Underlying
Securities...........................[ ] by [ ] [and [ ] by [ ]]. See
                                     "DESCRIPTION OF THE UNDERLYING SECURITIES--
                                     RATINGS OF UNDERLYING SECURITIES."
Other Deposited Assets

     [Provide similar tabular summary description of the principal economic terms of any credit support or other ancillary or incidental asset]

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus.

Depositor............................Southport Structured Assets, Inc. (the
                                     "Depositor"), an indirect wholly-owned
                                     subsidiary of Morgan Keegan, Inc. See "THE
                                     DEPOSITOR" in the Prospectus.

Certificates.........................The Certificates, each of which represents a fractional undivided beneficial interest in the Trust, will be issued pursuant to the Trust Agreement. The Certificates will consist of [ ] classes, designated as

                            Class [ ] Certificates [and][,] Class [ ]
                            Certificates [and [specify other classes]], [all] of which [all but the Class [ ] Certificates] are being offered hereby (collectively, the "Certificates").

                            The Certificate Principal Balance of a Certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal. The Certificate Principal Balance of a Certificate will decline to the extent distributions allocable to principal are made to such holder. [The Notional Amount of the Class [ ] Certificates as of any date of determination is equal to [specify]. Reference to the Notional Amount of the Class [ ] Certificates is solely for convenience in determining the basis on which distributions on the Class [ ] Certificates are calculated [and determining the relative voting rights of Certificateholders of Class [ ] Certificates for purposes of voting on a class-by-class basis or otherwise]. The Notional Amount does not represent the right to receive any distributions allocable to principal.]

                            [The Class [ ] Certificates, which are not being offered hereby, have in the aggregate an initial Certificate Principal Balance of [$] [ ] (approximate) and a [Variable] Pass-Through Rate
                            [of __%]. The Class [ ] Certificates represent the right to receive distributions in respect of their Certificate Principal Balance and interest thereon at their applicable Pass-Through Rate.] Shortfalls in collections with respect to the Deposited Assets will be allocated solely to the Class [ ] Certificates to the extent provided herein and, thereafter, will be allocated among the Certificates and the Class [ ] Certificates, as provided herein. [The Class [ ] Certificates will be transferred by the Depositor to an affiliate on or about ____________, 1996 (the "Closing Date"), and may be sold at any time in accordance with any restrictions in the Trust Agreement.]]

The Underlying Securities...Interest on the Underlying Securities accrues at the
                            Underlying Securities Rate for each Underlying Securities Accrual Period and is payable on each Underlying Securities Payment Date. The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Final
                                  Payment Date. [The Underlying Securities have a remaining term to maturity of approximately years.] [As of the Cut-off Date, the pool of Underlying Securities has a weighted average interest rate of [%] and a weighted average remaining term to maturity of approximately ___ years. Approximately [%] [specify if greater than 10%] of such Underlying Securities consist of debt securities of [U.S. corporate issuers].]

                                  [Name such obligor] is a U.S. corporation whose principal executive offices are located at [specify address]. The obligor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the Commission. See "DESCRIPTION OF THE DEPOSITED ASSETS."

[Other Deposited Assets and
Credit Support....................The Deposited Assets will also include [direct obligations of the United States] [describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars] (such assets, together with the Underlying Securities, the "Deposited Assets"). See "DESCRIPTION OF THE DEPOSITED ASSETS."

                                  The Certificateholders of the [specify
                                  particular classes] Certificates will have the benefit of [describe credit support] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, including providing certain coverage with respect to losses thereon.]

Distributions.....................Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of available funds on such Distribution Date, after payment of the expenses of the Trustee and its respective agents up to the Allowable Expense Amount, (i) [in the case of each class of Certificates other than the Class [ ] Certificates,] distributions allocable to interest at the applicable Pass-Through Rate on the applicable Certificate Principal Balance, (ii) [in the case of each class of Certificates other than the Class
                                  [ ]

                              Certificates,] distributions allocable to principal and (iii) [in the case of each class of Certificates other than the Class [_] Certificates,] distributions allocable to premium (if any) in an amount equal to all payments of premium (if any) received on the Underlying Securities for the applicable Collection Period. Distributions will be made to Certificateholders only if, and to the extent that, payments are made with respect to the Deposited Assets or are otherwise covered by any Credit Support. [The holders of the Class [_] Certificates will be entitled to receive on each Distribution Date distributions allocable to interest in an amount equal to [describe Stripped Interest].] [The holders of the Class [_] Certificates will not be entitled to receive any distributions allocable to principal or premium (if any).] See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS."

Special Distribution Dates....If a payment with respect to the Underlying
                              Securities is made to the Trustee after the Underlying Securities Payment Date on which such payment was due, then the Trustee shall distribute any such amount received on the next occurring Business Day (a "Special Distribution Date") as if such funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be [five Business Days (as such term is defined in the Prospectus, "Business Day") prior to the day on] which the related payment was received from the Underlying Securities Trustee.

[Subordination................As and to the extent described herein, the rights of the holders of the Class [_] Certificates [and specify other classes] to receive distributions of principal, premium (if any), and interest with respect to the Deposited Assets will be subordinated to the rights of the holders of the other classes of Certificates with respect to losses attributable to principal, premium (if any) and interest realized on a Deposited Asset (such losses, "Realized Losses"). See "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION."]

[Optional Termination.........At its option, the [Depositor] may purchase all the Deposited Assets in the Trust, and thereby cause the termination of the Trust and early retirement of the Certificates, on any Distribution Date on which the aggregate principal amount of the Deposited Assets remaining in the Trust is less than [10%] of the aggregate principal amount of the Deposited Assets as of the Cut-off Date. [Specify any other purchase or repurchase option of the Depositor.] See "DESCRIPTION OF THE TRUST AGREEMENT--TERMINATION" herein and in the Prospectus.]

Federal Income
Tax Consequences..............In the opinion of tax counsel to the Trust, the
                              Trust will be classified for Federal income tax purposes [as a grantor trust] [as a partnership] and not as an association taxable as a corporation. See "FEDERAL INCOME TAX CONSEQUENCES."

Ratings.......................It is a condition to the issuance of the
                              Certificates that the Certificates have the ratings specified above under "SUMMARY OF PRINCIPAL ECONOMIC TERMS--THE CERTIFICATES-- RATINGS." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors [or whether investors in the Class [ ] Certificates may fail to recover fully their initial investment]. See "RATINGS."

ERISA Considerations..........An employee benefit plan subject to the Employee
                              Retirement Income Security Act of 1974, as amended ("ERISA"), and an individual retirement account (each, a "Plan") may purchase Certificates of any class if either (i) the Depositor is able to confirm the existence of at least 100 independent purchasers of such class or (ii) the Plan can represent that its purchase of the Certificates would not be prohibited under ERISA or the Code. See "ERISA CONSIDERATIONS."

                            FORMATION OF THE TRUST

     The Trust will be formed pursuant to the Trust Agreement (including the Series [ ] Supplement) between the Depositor and the Trustee. Concurrently with the execution and delivery of the Series [ ] Supplement, the Depositor will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates to or upon the order of the Depositor.

     The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor). The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Depositor or the issuance of the Certificates. [Neither the Depositor nor any of its affiliates participated in the initial public offering of the Underlying Securities] [Morgan Keegan & Company, Inc., an affiliate of the Depositor, participated in the initial public offering of the Underlying Securities as a [co-underwriter] [underwriter]].


                                  RISK FACTORS

     [Describe risk factors applicable to the specific Underlying Securities, other Deposited Assets and the particular structure of the Certificates being offered, including factors relating to the yield on the Certificates, risks associated with any concentration of credit, and risks associated with the Deposited Assets and the terms thereof, as described elsewhere herein.] See "RISK FACTORS" and "MATURITY AND YIELD CONSIDERATIONS" in the Prospectus.


                      DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

     This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This Prospectus Supplement relates only to the Certificates offered hereby and does not relate to the Deposited Assets. All disclosure contained herein with respect to the Underlying Securities and the Underlying Securities Issuer is derived from publicly available documents. [Describe publicly available documents.] [The] [Each] Underlying Securities Issuer is subject to the information reporting requirements of the Exchange Act.

     Although the Depositor has no reason to believe the information concerning the Underlying Securities, [the] [each] Underlying Securities Issuer or each Underlying Securities Prospectus related to the Underlying Securities is not reliable, neither the Depositor nor any of the Underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

     [The Underlying Securities will be deposited into the Trust subject to the right of the holder of the Retained Interest to receive on each Distribution Date from payments received on the Underlying Securities, a distribution equal to [%] per annum multiplied by the principal amount of the Underlying Securities (the "Interest Strip"). The right of the holder of the Retained Interest to receive the Interest Strip is of equal priority with the rights of the Certificateholders to receive distributions of interest on the Certificates.]

     [Use the following where the Underlying Securities consist of a pool of obligations of multiple obligors.]

     [The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of publicly issued debt securities of [domestic corporations, banking organizations and insurance companies]. The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Underlying Securities will not be acquired either from the respective obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors.

     The composition of the Underlying Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of the Cut-off Date are as set forth below:


                 COMPOSITION OF THE UNDERLYING SECURITIES POOL
                             AS OF THE CUT-OFF DATE

Number of Underlying Securities:
Aggregate Principal Balance:              [$]
Average Principal Balance:                [$]
Largest Balance:                          [$]
Weighted Average Interest Rate:                       %
Weighted Average Original Term to                   years
 Maturity:
Weighted Average Remaining Term to                  years
 Maturity:
Longest Remaining Term to Maturity:                 years

                    DISTRIBUTION BY INDUSTRY CLASSIFICATION
            OF THE UNDERLYING SECURITIES POOL AS OF THE CUT-OFF DATE


                                         AGGREGATE           PERCENT OF
   INDUSTRY                              PRINCIPAL           AGGREGATE
CLASSIFICATION          NUMBER            BALANCE        PRINCIPAL BALANCE
                     _____________     _____________       _____________


 Total               =============     =============       =============

                         DISTRIBUTION BY RATINGS OF THE
               UNDERLYING SECURITIES POOL AS OF THE CUT-OFF DATE

                                         AGGREGATE          PERCENT OF
                                         PRINCIPAL           AGGREGATE
  RATING                 NUMBER           BALANCE        PRINCIPAL BALANCE
Total                _____________     ______________      _____________

 Total
                     =============     ==============      =============


               DISTRIBUTION BY REMAINING TERM TO MATURITY OF THE
               UNDERLYING SECURITIES POOL AS OF THE CUT-OFF DATE

                                         AGGREGATE           PERCENT OF
REMAINING TERM                           PRINCIPAL           AGGREGATE
 TO MATURITY            NUMBER            BALANCE        PRINCIPAL BALANCE
                     _____________     ______________      _____________

 Total
                     =============     ==============      =============


                     DISTRIBUTION BY INTEREST RATE OF THE
               UNDERLYING SECURITIES POOL AS OF THE CUT-OFF DATE

                                         AGGREGATE          PERCENT OF
 INTEREST                                PRINCIPAL           AGGREGATE
RATE RANGE              NUMBER            BALANCE        PRINCIPAL BALANCE
% to %                                 [$]                            %
Greater than       % ____________      ____________        ____________
Total                                  [$]                         100%
                     ============      ============        ============

     The Underlying Securities consist of debt securities of [domestic corporate issuers [specify other]]. As of the Cut-off Date, [all of] [approximately % of] such Underlying Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and no obligor on any Underlying Security was in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "RATINGS" herein and "RISK FACTORS-- RATINGS OF THE CERTIFICATES" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.

UNDERLYING SECURITIES INDENTURE

     The Underlying Securities have been issued pursuant to [an] agreement[s] ([each,] an "Indenture") between the [various] Underlying Securities Issuer[s] and Underlying Securities Trustee[s]. The following summary describes certain general terms of such Indenture[s], but investors should refer to the Indenture[s] [itself] [themselves] for all terms governing the Underlying Securities.

     Each of the Indenture[s] limits the [respective] Underlying Securities Issuer's ability to engage in certain activities and transactions and requires that the Underlying Securities Issuer perform certain obligations with respect to the Underlying Securities. [Describe common restrictive, financial and other covenants on the Underlying Securities Issuer contained in the Indentures.]

     [The following is a summary of the typical Underlying Security Events of Default for each series of Outstanding Debt Securities. [Any additional Underlying Security Events of Default unique to a Concentrated Underlying Security have been described following the summary]:

            (a) failure to make payments of principal (and premium, if any) and interest to holders of the Outstanding Debt Securities in the time periods given in the Indentures;

            (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement under an Indenture continuing for a specified period of time after notice thereof is given to the Underlying Securities Issuer by the Underlying Securities Trustee or the holders of not less than a specified percentage of the Outstanding Debt Securities;

            (c) failure by the Underlying Securities Issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the Underlying Securities Issuer or the acceleration by or on behalf of the holders thereof of such securities; [and]

            (d) certain events of bankruptcy or insolvency relating to the Underlying Securities [Issuer]; and

            [(e) describe any additional common events of default with respect to the pool of Underlying Securities].]

     As of the Cut-off Date, [all of] [approximately __% of] the Underlying Securities were [subject to [describe any put, call or other conversion or redemption options applicable to the Underlying Securities as well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured) and describe commonalities with respect to any subordination or security provisions or collateral].]

     The [pool of] Underlying Securities, together with any other assets described below and any Credit Support described under "Description of Credit Support," represent the sole assets of the Trust that are available to make distributions in respect of the Certificates.]

     [Use the following with respect to each obligor the Underlying Securities of which represent more than 10% of the total Underlying Securities available to make distributions in respect of the Certificates--only a single obligor is referred to for purposes of this section of the form of Prospectus Supplement.]

     [A significant portion of] [Virtually all of] [All of] the Deposited Assets of the Trust will consist of the [___%] [floating rate] [specify publicly issued debt security] due of [specify issuer] [, exclusive of the interest therein retained by [the Depositor] as described below (the "Retained Interest")], having an aggregate principal amount outstanding as of the Cut-off Date of approximately [$] (the "Underlying Securities"). The Underlying Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust.
The Underlying Securities will not be acquired either from [name such obligor] or pursuant to any distribution by or agreement with [name such obligor]. [Describe any put, call or other conversion or redemption options applicable to the Underlying Securities, as well as the nature of the obligation represented by such Underlying Securities (i.e., senior, subordinate, secured)]. As of the Cut-off Date, the foregoing debt security comprising [ %] of the Underlying Securities was rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "RATINGS" herein and "RISK FACTORS --Ratings of the Certificates" in the accompanying Prospectus regarding certain considerations applicable to the ratings of the Certificates.

     According to [name such obligor]'s publicly available documents, [name such obligor] is a [identify form of domestic corporation, banking organization or insurance company] whose principal executive offices are located at [specify address]. The Depositor is not an affiliate of [name such obligor]. [Name such obligor] is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the Commission [and makes available to the public upon request certain annual reports containing financial and other information]. Copies of such reports and other information [may be inspected and copied at the Commission locations listed under "AVAILABLE INFORMATION" in the accompanying Prospectus and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. In addition, such reports and other information [can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [American Stock Exchange, 86 Trinity Place, New

York, New York 10013]] [may be obtained from [name such obligor], according to its most recent annual report, upon written or oral request to [name such obligor]].

     The Trust will have no other significant assets [other than any Credit Support or those assets referred to below] from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend [almost] entirely on the Trust's receipt of payments on the foregoing Underlying Securities from [name such obligor]. Prospective purchasers of the Certificates should consider carefully [name such obligor]'s financial condition and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the Certificates being offered hereby and does not relate to the Underlying Securities of [name such obligor]. All information contained in this Prospectus Supplement regarding [name such obligor] is derived from the publicly available documents described in the preceding paragraph.

     The Deposited Assets will also include [direct obligations of the United States of America][describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, and any cash or other security pledged to support the Underlying Securities; include the financial information of any counterparty to such agreements; and, describe any risk associated therewith] (such assets, together with the Underlying Securities, the "Deposited Assets").

                        [DESCRIPTION OF CREDIT SUPPORT]

     For the benefit [solely] of the [Offered] [Class [ ] Certificates [and the Class [ ] Certificates]], Credit Support will be obtained [and will constitute part of the Trust to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Deposited Assets, in the form and amount described below.

[THE LETTER OF CREDIT

     Simultaneously with the Depositor's assignment of the Deposited Assets to the Trust, the Depositor will obtain the Letter of Credit from [ ] (the "Letter of Credit Bank") in favor of the Trustee on behalf of the Certificateholders. The Letter of Credit will be irrevocable and will [support the [timely] [ultimate] remittance of amounts due with respect to the Deposited Assets]. The maximum amount that the Trustee may draw under the Letter of Credit will initially be equal to [$]. The initial amount of the Letter of Credit will be [$]. Thereafter, the amount of the Letter of Credit with respect to any Distribution Date will equal [the lesser of (i) [%] of the aggregate Certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on the preceding Distribution Date) but in any event not less than [$], and (ii)] the amount of the

Letter of Credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the Letter of Credit and (b) recoveries on defaulted Deposit Assets] [describe other methods]. The Letter of Credit expires on _______, 19__. The Trustee will be obligated, in the event of a drawing on the Letter of Credit, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the Letter of Credit Bank to the extent of any amounts owing, in the manner and priority specified herein.]

     [Add language regarding the Letter of Credit Bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Letter of Credit Bank. In addition, to the extent that the Letter of Credit will cover payment of 10% or more of the aggregate principal amount of the Certificates covered thereby, provided information of financial and other matters with respect to the Letter of Credit Bank and audited financial statements to the extent that it covers 20% or more]].

[THE SURETY BOND

     Simultaneously with the Depositor's assignment of the Deposited Assets to the Trust, the Depositor will obtain the Surety Bond from [ ] (the "Surety") in favor of the Trustee on behalf of the Certificateholders. The Surety Bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [Offered] [Class[ ]] Certificates. The Surety Bond expires on ________, 19__. The Trustee will be obligated, in the event of a drawing on the Surety Bond, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the Surety to the extent of any amounts owing, in the manner and priority specified herein.

     [Add language regarding the issuer of the Surety Bond with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Surety. In addition, to the extent that the Surety Bond will cover payment of 10% or more of the aggregate principal amount of the Certificates covered thereby, provide information of financial and other matters with respect to the issuer of the Surety Bond and audited financial statements to the extent that it covers over 20% or more.]]

[RESERVE ACCOUNT

     The Depositor will deposit with the Trustee on the Closing Date cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the Certificates in the amount of [$]. [Collections with respect to the Deposited Assets not distributed with respect to the Certificates shall be deposited in the Reserve Account.] Amounts so deposited in such Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the Certificates to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to the Depositor].]

                           YIELD ON THE CERTIFICATES

     [Describe factors relating to the Deposited Assets, the terms thereof and the manner and priority in which collections thereon are allocated to the Certificateholders of each class of the Certificates, as described elsewhere herein.] See "Yield Considerations" and "Maturity and Prepayment
Considerations" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will consist of [ ] classes of Certificates, designated as Class [ ][ ,] [and] Class [ ] [and Class [ ]] Certificates. The Certificates represent in the aggregate the entire beneficial ownership interest in the related Trust. The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] (approximate) and a [%] [Variable] Pass-Through Rate. The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] (approximate) and a [%] [Variable] Pass-Through Rate. [The Class [ ] Certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$] (approximate) and a [%] [Variable] Pass-Through Rate.] [The Class [ ] Certificates, which are not being offered hereby, will be transferred by the Depositor to an affiliate on the Closing Date, and may be sold at any time by the Depositor in accordance with the terms of the Trust Agreement.]

     The Certificates [(other than the Class [ ] Certificates [and specify others] (the "Definitive Classes"))] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of [$ ] and [integral multiples thereof] [multiples of [$ ] in excess thereof]. [The Class [ ] Certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Certificate Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one Certificate of each such class may be issued with an initial Notional Amount or Certificate Principal Balance, as applicable, equal to an integral multiple of [$ ] plus the excess of the initial aggregate Notional Amount or Certificate Principal Balance, as applicable, of such class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Certificate Principal Balance, as applicable.]

     The Certificates [(other than the Definitive Classes of Certificates)] will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below.
The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--DEFINITIVE CERTIFICATES." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--DEFINITIVE CERTIFICATES" below and "DESCRIPTION OF CERTIFICATES--GLOBAL SECURITIES" in the Prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates [(other than the Definitive Classes)] and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates [(other than the Definitive Classes of Certificates)] and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates issued in the respective principal amounts owned by the individual owners of such Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

DISTRIBUTIONS

     Collections on the Deposited Assets that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the Prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

            (i) to the Trustee, all unpaid fees and expenses of the Trustee and its respective agents, up to the Allowable Expense Amount (as defined below) for the related Collection Period;

            (ii) [to the providers of Credit Support ("Credit Support Providers"), any amounts required to be paid or reimbursed to, or deposited with, any such person (collectively, "Credit Support Payments");

            (iii) ] to the Certificateholders of each Class of such Series, first, to the payment of Required Interest [and on a pro rata basis to the Credit Support Providers for the payment of any Credit Support Payments], second, to the payment to Required Principal and third, to the payment of Required Premium, in each case applicable to such Class, commencing with the most highly ranked Class and, to the extent Available Funds remain available, to each other class in accordance with the ranking specified herein under "--ALLOCATION OF LOSSES; SUBORDINATION";

            [(iii)] to the Trustee, all its remaining unpaid fees and expenses and those of its respective agents not otherwise paid pursuant to clause
     (i) above;

            (iv)    all remaining amounts, if any, to the Depositor].

     There can be no assurance that collections received from the Deposited Assets and any applicable Credit Support relating to the Certificates over a specified period will be sufficient, after payment of all Allowable Expense Amounts [and payment of all amounts required to be paid to the Credit Support Providers] for such period, to make all required distributions to the Certificateholders of the Certificates. To the extent Available Funds are insufficient to make any such distributions due to any such Series or Class, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

     For purposes hereof, the following terms have the following meanings:

     "Allowable Expense Amount" means, for any given Collection Period, the sum of (x) [$] and (y) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.

     "Available Funds" for any Distribution Date means the sum of (a) all amounts received on or with respect to the Deposited Assets (including investment income on Eligible Investments) received during the preceding Collection Period [,] [and] (b) amounts available as of such Distribution Date pursuant to the Credit Support described herein [and (c) any additional amount that the [Depositor] may remit to the Trustee from time to time according to the terms of the Trust Agreement for application as Available Funds.

     "Call Premium Percentage" for any given Distribution Date means [a fixed percentage] [a percentage that varies depending on [describe basis for variable formula, such as the applicable date or other factors or indices]].

     "Eligible Investments" means, with respect to the Certificates, those investments acceptable to the Rating Agency as being consistent with the rating of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

     ["Interest Strip" allocable to the Retained Interest for any Distribution Date means accrued and unpaid interest on the outstanding principal balance of the Certificates, computed at an annual rate of [%].]

     "Required Interest" for the Certificates or any Class thereof on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance [or Notional Amount] of such Certificates, computed at the applicable Pass-Through Rate.

     "Required Premium" for the Certificates or any Class thereof for any Distribution Date means an amount equal to the product of (a) the Required Principal for such Certificates on such Distribution Date and (b) the Call Premium Percentage for such Distribution Date.

     "Required Principal" for the Certificates or any Class thereof for any Distribution Date means the amount received on the Deposited Assets attributable to principal payments thereon during the related Collection Period, to the extent allocable to such Certificates. The Certificate Principal Balance of a Certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Securities, the other assets in the Trust and any Credit Support obtained for the benefit of such holder. The Certificate Principal Balance of any class of Certificates [(other than the Class [ ] Certificates)] as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of (i) Realized Losses allocable to principal on the Deposited Assets and (ii) Extraordinary Trust Expenses, as described herein. [The Notional amount of the Class [ ] Certificates as of any date of determination is equal to [specify amount].] [Holders of the Class [ ] Certificates are not entitled to receive any distributions allocable to principal.]

     [Notwithstanding the priorities described above, holders of the Class [ ] Certificates and the Class [ ] Certificates will be entitled to receive on any Distribution Date 100% of all principal collections received in the related Collection Period with respect to the Deposited Assets, to be distributed [on a pro rata basis] in reduction of the Certificate Principal Balance of the Class
[ ] Certificates and the Class [ ] Certificates, if any of the following conditions shall be satisfied: [describe conditions, if any, by which a certain class is given 100% of the principal cash flow other than pursuant to subordination that is in effect from the Closing Date].]

[OPTIONAL REDEMPTION

     On each Distribution Date, or the next succeeding Business Day if such Distribution Date is not a Business Day, on or after the Distribution Date in [___________, 199_], the Certificates may be redeemed by the Trust at the request of the Depositor at a price of [%] (the "Redemption Price"). In addition, the Certificateholders shall be entitled to receive interest up to, but not including, the Redemption Date.]

[ADVANCES

     Subject to the following limitations, the Trustee will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Administrative Fee (as defined herein) attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an "Advance").

     Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Deposited Assets due to bankruptcy proceedings with respect to the Deposited Assets.

     All Advances will be reimbursable to the Trustee from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Deposited Asset ("Liquidation Proceeds") as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Deposited Asset that are deemed by the Trustee to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee out of any funds in the Certificate Account allocable to any of the Deposited Assets prior to the distributions on the Certificates. In the event that the Trustee fails in its obligation to make any such Advance, the Trustee may be obligated to make any such Advance, to the extent provided in the Trust Agreement.]

ALLOCATION OF LOSSES; SUBORDINATION

     The subordination described herein provided by the Class [ ] Certificates [and the Class [ ] Certificates] is designed to protect holders of the remaining classes of Certificates from certain losses and other shortfalls with respect to the Deposited Assets. As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the remaining classes of Certificates, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.

     [Realized Losses and Extraordinary Trust Expenses will be allocated on any Distribution Date as follows: [describe allocation among the various classes].]

     [An "Extraordinary Trust Expense" is an expense of a given Trust in excess of the Allowable Expense Amount, including certain reimbursements to the Depositor described in the Prospectus under "Description of Certificates-- Certain Matters Regarding the Depositor" and certain reimbursements to the Trustee described under "Description of the Trust Agreement--The Trustee" herein.]

[RESTRICTIONS ON TRANSFER OF THE CLASS [ ] CERTIFICATES

     Because the Class [ ] Certificates are subordinate to the Class [ ] Certificates and the Class [ ] Certificates to the extent set forth herein, the Class [ ] Certificates may not be purchased by or transferred to a Plan except upon the delivery of an opinion of counsel as described herein. See "ERISA Considerations."]

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 1996-[ ] Supplement) will consist of (i) the Deposited Assets (exclusive of any Retained Interest, which is not part of the Trust), (ii) all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds thereof[,] [and]
[(iii) any Credit Support in respect of any class or classes of Certificates] [and (iv) the rights of the Depositor under the Purchase Agreement between the Depositor and the Seller]. [In addition, the Certificateholders of the Certificates may also have the benefit of certain Credit Support discussed above. See "Description of Credit Support."] Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

     [ ], a [ ] corporation, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at [ ] and its telephone number is [ ].

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

     An event of default with respect to any class of Certificates under the Trust Agreement (an "Event of Default") will consist of [(i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period); (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and (iii) the occurrence and continuance of such other events specified in the applicable Series Supplement.] [Describe remedies available to Certificateholders upon the occurrence and continuance of an Event of Default, including, as applicable, directing the Trustee to vote the Underlying Securities in favor of declaring the principal balance of and any accrued interest on the Outstanding Debt Securities to be immediately due and payable].

     The Trust Agreement will provide that, within 30 days after the occurrence of an Event of Default in respect of the Certificate of any class, the Trustee will give notice to the holders of such Certificates [and the holder of the Retained Interest], transmitted by mail, of all such uncured or unwaived Events of Default known to it. However, except in the case of an Event of Default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates of such class [and the holder of the Retained Interest].

     No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless, (i) such holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of Certificates of such Series evidencing not less than the "Required Percentage--Remedies" specified in the applicable series supplement of the aggregate Voting Rights of such Series have requested in writing that the Trustee institute such proceeding in its own name as Trustee, (ii) such holder or holders have offered the trustee reasonable indemnity, (iv) the trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Cetificates of such Series evidencing not less than the Required Percentage-- Remedies of the aggregate Voting Rights of such Series.

VOTING RIGHTS

     [At all times,] [Subject to the succeeding paragraph,] [ ]% of all Voting Rights will be allocated among all holders of the Class [ ] Certificates[,] [and] the Class [ ] Certificates [and specify other classes] in proportion to the then outstanding Certificate Principal Balances [or Notional Amounts] of their respective Certificates and [ ]% of all Voting Rights will be allocated among all holders of the Class [ ] Certificates in proportion to the then outstanding [Certificate Principal Balances] [Notional Amounts] of their respective Certificates. [Specify whether and under what circumstances voting will be class-by-class.]

     [Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages.]

     [Specify the rights, if any, of the holder of the Retained Interest to consent to certain actions.]

VOTING OF UNDERLYING SECURITIES, MODIFICATION OF INDENTURE

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances and Notional Amounts of the Certificates, as applicable) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a Underlying Security Event of Default or an event which with the passage of time would become a Underlying Security Event of Default and with the unanimous consent of all holders of Outstanding Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Indenture and only with the consent of Certificateholders representing 100% of the aggregate voting rights of each outstanding Class of the Certificates and the holder of the Retained Interest]. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Outstanding Debt Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders and the holder of the Retained Interest] of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the Indenture has occurred, the Trustee is directed by the affirmative vote of all of the Certificateholders [and the holder of the Retained Interest] to accept such offer and the Trustee has received the tax opinion described above.

     If an event of default under the Indenture occurs and is continuing and if directed by all the holders of outstanding Class [ ] Certificates and, unless the Class [ ] Certificates are no longer outstanding, by all the holders of outstanding Class [ ] Certificates, [and the holder of the Retained Interest,] the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the Certificateholders' interests of each Class may differ and the interests of either Class may differ from holders of other Outstanding Debt Securities.

TERMINATION

     The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of Certificates--Termination" in the Prospectus. The Depositor will have the right to purchase all remaining Deposited Assets in the Trust and thereby effect early retirement of the Certificates on any Distribution Date, [(a)] once the aggregate principal amount of the Deposited Assets at the time of any such purchase is less than [10%] of the aggregate principal amount of the Deposited Assets as of the Cut-off Date [and (b) at the option of the Depositor at [specify when and on what terms any such option may be exercised]]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. In the event the Depositor exercises any such option, the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, [100% of their then aggregate outstanding Certificate Principal Balance or Notional Amount, as applicable, plus with respect to the Certificates

[one month's] [three month's] [specify other period] interest thereon at the Fixed Pass-Through Rate or the then applicable Variable Pass-Through Rate, as the case may be, plus, with respect to each class of Certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.] In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of Certificates--Termination in the Prospectus.

                 CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS

     [Describe any applicable legal aspects of the Deposited Assets or relating to the enforceability by the Certificateholders of the security interest, if any, securing such Deposited Assets.]

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of material Federal income tax consequences of the purchase, ownership and disposition of the Certificates by an initial holder of Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and who do not hold their Certificates as part of a "straddle," a "hedge" or a "conversion transaction" Investors should consult their own tax advisors to determine the Federal, state, local and other tax consequences of the purchase, ownership and disposition of the Certificates.

     The Trust has been provided with an opinion of Chapman and Cutler, Chicago, Illinois, special Federal tax counsel to the Depositor ("Federal Tax Counsel") regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "Service") or the courts. Prospective investors should note that no rulings have been or will be sought from the Service with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

[GRANTOR TRUST CERTIFICATES

     In the opinion of Federal Tax Counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, in the opinion of Federal Tax Counsel, each owner of a Certificate (a "Certificate Owner) will be subject to Federal income taxation as if it owned directly the portion of the Deposited Assets allocable to such Certificates, and as if it paid directly its share of reasonable expenses paid by the Trust. The following discussion assumes that the Underlying Securities were not issued with original issue discount ("OID") and, accordingly, the Certificate owners will not realize OID except with respect to a "stripped interest" (as defined below).

INCOME OF CERTIFICATE OWNERS

     In General. A Certificate Owner will allocate the amount it pays for its Certificate among each Underlying Security and each of the Deposited Assets in the Trust in proportion to their relative fair market values on the date of purchase of the Certificate in order to determine its initial tax basis for the pro rata portion of each Underlying Security and Deposited Asset held by the Trust. A Certificate Owner would calculate separately its income, gain, loss or deduction realized with respect to each such asset.

     The Federal income tax treatment of a holder of Certificates will depend upon whether the interest in the Underlying Securities represented by a Certificate will be considered to be a "stripped bond" or "stripped coupon" (together a "stripped interest") within the meaning of Section 1286 of the Code. A Certificate will not be considered to represent a stripped interest in the Underlying Securities to the extent the Certificate is entitled to receive a proportionate amount of all principal of a particular maturity represented by the Underlying Securities and all interest relating thereto. A Certificate will be considered to represent a stripped interest in the Underlying Securities if the Certificate is entitled to receive less than all of the interest on a particular maturity represented by the Underlying Securities or if the Certificate is entitled to receive all or parts of the interest on a particular maturity represented by the Underlying Securities but no principal on the Underlying Securities. In addition, if a Certificate is entitled to receive interest and principal on a particular maturity represented by the Underlying Securities, but the interest it is entitled to receive on a particular maturity represented by the Underlying Securities is disproportionately more than the principal it is entitled to receive on a particular maturity represented by the Underlying Securities, it could be argued (based on the preamble to Treas. Reg.
Section 1.1286-1 discussed below under "Tax Treatment of Certificates to the Extent They are Stripped Interests") that the Certificates represents (a) an interest in a particular maturity represented by the Underlying Securities that is not a stripped interest to

================================================================================
     No dealer, salesperson or other person has been authorized to give any information or make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement.

                               _________________

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            Page
Summary of Principal Economic Terms.........................................
Summary of Prospectus Supplement............................................
Formation of the Trust......................................................
Risk Factors................................................................
Description of the Deposited Assets.........................................
[Description of Credit Support].............................................
Yield on the Certificates...................................................
Description of the Certificates.............................................
Description of the Trust Agreement..........................................
Certain Legal Aspects of the Deposited Assets...............................
Federal Income Tax Consequences.............................................
State Tax Consequences......................................................
ERISA Considerations........................................................
Plan of Distribution........................................................
Ratings.....................................................................
Legal Opinions..............................................................
Index of Terms..............................................................

                                   PROSPECTUS

Prospectus Supplement.......................................................
Available Information.......................................................
Incorporation of Certain Information by Reference...........................
Reports to Certificateholders...............................................
Risk Factors................................................................
The Depositor...............................................................
Use of Proceeds.............................................................
Formation of the Trust......................................................
Maturity and Yield Considerations...........................................
Description of Certificates.................................................
Description of Deposited Assets and Credit Support..........................
Description of the Trust Agreement..........................................
Plan of Distribution........................................................
Legal Opinions..............................................................
Index of Terms..............................................................
                               _________________

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================


                            $______________________


                             SOUTHPOINT STRUCTURED
                                 ASSETS, INC.



                        TRUST CERTIFICATES, SERIES ___


                              -------------------

                             PROSPECTUS SUPPLEMENT

                              -------------------


                                 [UNDERWRITER]

                             _____________, 199__

================================================================================